EXHIBIT 11

                           ROBERTSON-CECO CORPORATION
                 COMPUTATION OF BASIC EARNINGS PER COMMON SHARE
                      (In thousands, except per share data)
                                   (Unaudited)



                                          Three Months Ended              Six Months Ended
                                                June 30                       June 30
                                       ------------------------     -------------------------
                                          1999         1998            1999           1998
                                       -----------   ----------     ---------     -----------


BASIC:
Income:
   Net income for basic earnings per
       share calculation ...........   $     5,473   $      6,519   $      9,202   $10,027
                                       ===========   ============   ============   =======

Shares:
   Average number of common
     shares outstanding ............        16,063         16,060         16,063    16,060
                                       ===========   ============   ============   =======

Earnings Per Share:
   Net income per share ............   $       .34   $        .41   $        .57   $   .62
                                       ===========   ============   ============   =======


                           ROBERTSON-CECO CORPORATION
                COMPUTATION OF DILUTED EARNINGS PER COMMON SHARE
                      (In thousands, except per share data)
                                   (Unaudited)



                                              Three Months Ended    Six Months Ended
                                                   June 30              June 30
                                              ------------------   -----------------
                                                1999      1998      1999      1998
                                              -------   --------   -------   -------


DILUTED:
Income:
   Net income for diluted earnings per
       share calculation ..................   $ 5,473   $ 6,519   $ 9,202   $10,027
                                              =======   =======   =======   =======

Shares:
   Average number of common
       shares outstanding .................    16,063    16,060    16,063    16,060
   Incremental shares to reflect dilutive
       effect of deferred compensation plan        24        37        23        37
                                              -------   -------   -------   -------

   Total number of common shares
       assuming dilution ..................    16,087    16,097    16,086    16,097
                                              =======   =======   =======   =======

Earnings Per Share:
   Net income per share ...................   $   .34   $   .41   $   .57   $   .62
                                              =======   =======   =======   =======